As filed with the Securities and Exchange Commission on May 7, 2013

Registration No.  333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D. C.  20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CALGON CARBON CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	25-0530110
(State or other jurisdiction of incorporation or organization)	(I. R. S. Employer Identification No.)

P.O. Box 717

Pittsburgh, PA 15230-0717

(412) 787-6700

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Richard D. Rose

Senior Vice President, General Counsel and Secretary

Calgon Carbon Corporation

P.O. Box 717

Pittsburgh, PA 15230-0717

(412) 787-6700

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Brian S. Novosel

Buchanan Ingersoll & Rooney PC

One Oxford Centre, 20th Floor

301 Grant Street

Pittsburgh, PA 15219

(412) 562-8800

Approximate date of commencement of proposed sale to the public:  From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE (1)

Title of Each Class of Securities to be Registered*	Amount to be Registered (1)	Proposed Maximum Offering Price Per Unit (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (1)
Debt Securities
Warrants
Common Stock, $0.01 par value (including associated preferred stock purchase rights)
Preferred Stock, $0.01 par value
Purchase Contracts
Units
Depository Shares

* Additional securities (including securities to be issued by additional registrants) may be added by automatically effective post-effective amendments pursuant to Rule 413.

(1)  An unspecified amount of securities of each identified class of securities to be registered is being registered for possible issuance from time to time at indeterminate prices pursuant to this registration statement. The registrant is deferring payment of the registration fee pursuant to Rule 456(b) and is omitting this information in reliance on Rule 456(b) and Rule 457(r).

PROSPECTUS

Calgon Carbon Corporation

Common Stock, Preferred Stock, Debt Securities, Warrants, Purchase Contracts, Units and Depository Shares

We may offer from time to time common stock, preferred stock, debt securities, warrants, purchase contracts, units or depository shares. We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers on a continuous or delayed basis.  In addition, certain selling securityholders to be identified in a prospectus supplement may offer and sell these securities from time to time, in amounts, at prices and on terms that will be determined at the time the securities are offered. We urge you to read this prospectus and any accompanying prospectus supplement  (together with the documents we incorporate by reference), which will describe the specific terms of these securities, carefully before you make your investment decision.

Our common stock is listed on the New York Stock Exchange under the trading symbol “CCC.”

Investing in these securities involves certain risks. See “Risk Factors” on page 2 of this prospectus and in the other documents which are incorporated by reference herein.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 7, 2013.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or the SEC, utilizing a “shelf” registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information.”

We have filed or incorporated by reference exhibits to the registration statement of which this prospectus forms a part. You should read the exhibits carefully for provisions that may be important to you.

Except as otherwise specifically noted, “we,” “our,” “us” and similar words and/or “CCC” or the “Company” in this prospectus refer to Calgon Carbon Corporation.

CALGON CARBON CORPORATION

Calgon Carbon Corporation is a global leader in the manufacture, reactivation, and application of activated carbon, ballast water treatment (“BWT”), ultraviolet (“UV”) light disinfection, and advanced ion-exchange technologies.  These technologies are applied by customers around the world to the treatment of drinking water, wastewater, ballast water, air emissions, and a variety of industrial and commercial manufacturing processes.

The Company offers a diverse range of products, services, and equipment specifically developed for the purification, separation, and concentration of liquids, gases, and other media through its three business segments:  Activated Carbon and Service, Equipment, and Consumer.  Each reportable segment is a global profit center that makes and sells a diverse range of products, services, and equipment specifically developed for the purification, separation and concentration of liquids, gases and other media.  The Activated Carbon and Service segment manufactures and markets granular and powdered activated carbon for use in more than 700 distinct market applications that remove organic compounds from water, air, and other liquids and gases.  The Service aspect of this segment consists of carbon reactivation and the leasing, monitoring and maintenance of carbon adsorption equipment (explained below).  The Equipment segment provides solutions to customers’ air and water purification problems through the design, fabrication, installation and sale of equipment systems that utilize a combination of the Company’s enabling technologies:  carbon adsorption, UV light, BWT, and advanced ion-exchange technologies.  The Consumer segment supplies activated carbon cloth for use in military, industrial, and medical applications.

For a further discussion of our business, we urge you to read our Annual Report on Form 10-K for the fiscal year ended December 31, 2012.  See “Where You Can Find More Information.”

The Company was organized as a Delaware corporation in 1967. The principal executive office of Calgon Carbon Corporation is located at P.O. Box 717, Pittsburgh, PA 15230-0717, and the telephone number at that address is (412) 787-6700.  Our website is located at www.calgoncarbon.com. The information on our website is not part of this prospectus.

RISK FACTORS

Our business is subject to uncertainties and risks. Before you decide to invest in our securities, you should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus, including the risk factors incorporated by reference from our most recent Annual Report on Form 10-K, as updated by our Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings we make with the SEC, and the risk factors contained under the “Risk Factors” heading in any applicable prospectus supplement. It is possible that our business, financial condition, liquidity or results of operations could be materially adversely affected by any of these risks.

FORWARD-LOOKING INFORMATION

This prospectus contains historical information and forward-looking statements.  Forward-looking statements typically contain words such as “expect,” “believes,” “estimates,” “anticipates,” or similar words indicating that future outcomes are uncertain.  Statements looking forward in time, including statements regarding future growth and profitability, price increases, cost savings, broader product lines, enhanced competitive posture and acquisitions, are included in this prospectus pursuant to the “safe harbor” provision of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements involve known and unknown risks and uncertainties that may cause our actual results in future periods to be materially different from any future performance suggested herein.  Further, we operate in an industry sector where securities values may be volatile and may be influenced by economic and other factors beyond our control.  Some of the factors that could affect our future performance are changes in, or delays in the implementation of, regulations that cause a market for our products, acquisitions, higher energy and raw material costs, costs of imports and related tariffs, labor relations, capital and environmental requirements, changes in foreign currency exchange rates, borrowing restrictions, validity of patents and other intellectual property, and pension costs.  In the context of the forward-looking information provided in this prospectus, please refer to the discussions of risk factors and other information detailed in, as well as the other information contained in this prospectus.  Any forward-looking statement speaks only as of the date on which such statement is made and we do not intend to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise, unless required to do so by the Federal securities laws of the United States.

In reviewing any agreements incorporated by reference in this prospectus, please remember they are included to provide you with information regarding the terms of such agreement and are not intended to provide any other factual or disclosure information about us. The agreements may contain representations and warranties by us, which should not in all instances be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties should those statements prove to be inaccurate. The representations and warranties were made only as of the date of the relevant agreement or such other date or dates as may be specified in such agreement and are subject to more recent developments. The agreements may also contain covenants in which we agree to take or agree to refrain from taking specified actions, which should not in all instances be treated as categorical promises to take or refrain from taking specified actions. Accordingly, these representations and warranties alone may not describe the actual state of affairs as of the date they were made or at any other time nor may the covenants alone describe actions which we plan to take or refrain from taking.

USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, the net proceeds from the sale of the securities will be used for general corporate purposes, including working capital, acquisitions, repayment of indebtedness and other business opportunities. In the case of a sale by a selling securityholder, we will not receive any of the proceeds from such sale.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the periods indicated.

	Twelve Months Ended December 31,
	2012	2011	2010	2009	2008
Earnings:
Income from continuing operations before income tax provision and equity in income of equity investments	$37,336	$56,390	$47,898	$49,618	$41,998
Fixed charges, as shown below	742	972	381	632	6,405
Capitalized Interest	(662)	(972)	(352)	(346)	(381)
Equity in income of investees	—	—	112	1,295	854
Adjusted Earnings	$37,416	$56,390	$48,039	$51,199	$48,876
Fixed charges:

Interest expense on indebtedness	$80	$—	$29	$286	$6,024

Capitalized interest	662	972	352	346	381
Total Fixed Charges	$742	$972	$381	$632	$6,405
Ratio of Earnings to Fixed Charges	50.42588	58.0144	126.087	81.01108	7.63091

DESCRIPTION OF SECURITIES

This prospectus contains a summary of the securities that CCC or certain selling securityholders to be identified in a prospectus supplement may sell. These summaries are not meant to be a complete description of each security. However, this prospectus and any accompanying prospectus supplement contain the material terms of the securities being offered.

DESCRIPTION OF CAPITAL STOCK

The following summary of the terms of our capital stock is not meant to be complete and is qualified by reference to the relevant provisions of the laws of the state of Delaware and our Restated Certificate of Incorporation (“Certificate of Incorporation”) and bylaws. Copies of our Restated Certificate of Incorporation and bylaws are incorporated herein by reference and will be sent to you at no charge upon request. See “Where You Can Find More Information” below.

General

Our Certificate of Incorporation authorizes the issuance of a total of 100,000,000 shares of common stock, having one vote per share, and Class A stock, having ten votes per share (collectively, the “Common Shares”) and 5,000,000 shares of Preferred Stock (“Preferred Stock”). The Common Shares and Preferred Stock each have a par value of $.01 per share. Subject to the maximum number of authorized shares, the number of shares of authorized common stock and Class A stock shall be as established from time to time by our Board of Directors in its discretion. Without a separate class vote of the holders of common stock approving the same, we may not issue additional shares of Class A stock if the number of shares of Class A stock which would be outstanding immediately after such issuance would exceed 55% of the number of shares of common stock which would be outstanding immediately after such issuance.

Except as otherwise provided in this prospectus, all shares of common stock and Class A stock are identical and the holders thereof are entitled to the same rights and privileges. As of May 2, 2013, we have 54,092,954 shares of  common stock outstanding and no shares of Class A stock outstanding or preferred stock outstanding.

Common Stock

The holders of common stock and Class A stock are entitled to receive such dividends as may be declared from time to time by our Board of Directors out of funds legally available therefor; subject, however, to the rights of the holders of any preferred stock. The holders of common stock, together with the holders of Class A stock, have equal rights in any assets available for distribution to stockholders upon any liquidation of the Company, after satisfaction of the liquidation preference of any preferred stock then outstanding.

The common stock and the Class A stock are treated as a single series for purposes of dividends, so that no dividend may be paid on either class unless an equal dividend per share is paid on the other. However, payment of dividends on Common Shares (whether common stock or Class A stock) is subject to certain restrictions contained in the agreements under which our long-term indebtedness is outstanding. Under those agreements, we may not declare or pay any cash dividends on our Common Shares, or return any capital to the holders of Common Shares or authorize or make any other distribution, payment or delivery of property or cash to such holders as such, or redeem, retire, purchase or otherwise acquire, directly or indirectly, for consideration any Common Shares, except within the limitations specified in those agreements.

The holders of fully-paid shares of common stock have no preemptive rights or rights to convert their stock into any other securities and are not subject to future calls or assessments by the Company. All outstanding shares of common stock are, and the shares offered hereby by the Company upon issuance and sale will be, fully paid and non-assessable. There are no sinking fund provisions or redemption provisions applicable to the common stock.

All outstanding shares of our common stock are fully paid and nonassessable. The rights, preferences and privileges of holders of our Common Shares will be subject to those of the holders of any shares of our Preferred

Stock we may issue in the future.

Our common stock is listed on the New York Stock Exchange under the symbol “CCC.”

The transfer agent and registrar for our common stock is Registrar andTransfer Company.

Preferred Stock

Our Certificate of Incorporation authorizes our board of directors, without further stockholder action but subject to any limitations prescribed by law, to provide for the issuance of up to 5,000,000 shares of Preferred Stock, $0.01 par value, from time to time, in one or more series. Our board of directors determines the rights, qualifications, restrictions and limitations relating to each series of our Preferred Stock at the time of issuance, and such rights, qualifications, restrictions and limitations may differ with respect to those of shares of Preferred Stock of a different series. The Preferred Stock will, when issued, be fully paid and nonassessable.

The Preferred Stock will be preferred over our common stock and Class A stock as to payment of dividends. Before any dividends or distributions (other than dividends or distributions payable in common stock) on our common stock will be declared and set apart for payment or paid, the holders of shares of each series of Preferred Stock will be entitled to receive dividends when, as and if declared by our Board of Directors. We will pay those dividends either in cash, shares of common stock or Preferred Stock or otherwise, at the rate and on the date or dates set forth in the applicable prospectus supplement. With respect to each series of Preferred Stock, the dividends on each share of the series will be cumulative from the date of issue of the share unless another date is set forth in the applicable terms of the series of Preferred Stock. Accruals of dividends will not bear interest.

Except as indicated in the applicable terms of the series of Preferred Stock, the holders of Preferred Stock will be entitled to one vote for each share of Preferred Stock held by them on all matters properly presented to stockholders. The holders of common stock, Class A stock and the holders of all series of Preferred Stock will vote together as one class.

All shares of any series of Preferred Stock will be redeemable to the extent set forth in the applicable terms of the series of Preferred Stock. All shares of any series of Preferred Stock will be convertible into shares of our common stock or into shares of any other series of Preferred Stock to the extent set forth in the applicable terms of the series of Preferred Stock.

As of the date of this prospectus, 100,000 shares of Preferred Stock have been designated as Series A Junior Participating Preferred Stock (“Series A Preferred Stock”), and no other shares of Preferred Stock have been designated. No shares of Preferred Stock are issued and outstanding as of the date of this prospectus. We may amend from time to time our Certificate of Incorporation to increase the number of authorized shares of Preferred Stock.

Shares of our Preferred Stock may have dividend, redemption, voting and liquidation rights taking priority over our common stock and Class A stock, and shares of Preferred Stock may be convertible into our common stock. The issuance of shares of Preferred Stock could decrease the amount of earnings and assets available for distribution to holders of shares of common stock and Class A stock and could adversely affect the rights and powers, including voting rights, of holders of shares of common stock and Class A stock. The existence of authorized and undesignated shares of Preferred Stock may also have an adverse effect on the market price of our common stock. In addition, the issuance of any shares of Preferred Stock could have the effect of delaying, deferring or preventing a change of control.

For a complete description of any series of Preferred Stock issued by us, you should refer to the applicable certificate of amendment to our certificate of incorporation, as in effect at such time, or the applicable certificate of designations, as the case may be, establishing a particular series of Preferred Stock, in either case which will be filed with the Secretary of State of the State of Delaware.

Provisions of Our Certificate of Incorporation and Bylaws

Amendment of the Bylaws.  Under Delaware law, the power to adopt, amend or repeal bylaws is conferred upon the stockholders. A corporation may, however, also confer upon the board of directors the power to adopt, amend or repeal its bylaws. Our Certificate of Incorporation and bylaws grant our board the power to make, alter or repeal our bylaws, which they may do with the affirmative vote of a majority of the directors then in office. Our stockholders may adopt, amend or repeal our bylaws at any time, provided that such action is approved by a majority of the voting power of all of our outstanding voting stock.  Notwithstanding the foregoing, certain sections of our bylaws may only be amended by the vote of stockholders entitled to cast at least 75% of the vote which all stockholders are then entitled to cast with respect to such amendment.

Limitation of Liability of Officers and Directors.  Our Certificate of Incorporation limits the liability of directors to the fullest extent permitted by Delaware law. The Company Charter provides that the Company’s directors shall not be personally liable to the Company or its stockholders for monetary damages for breach of their fiduciary duty as directors, except for liability (i) for any breach of the director’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL, or (iv) for any transactions from which a director derived an improper personal benefit. This provision does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of nonmonetary relief which are available under Delaware law. The effect of these provisions is to eliminate the rights of our company and our stockholders, through stockholders’ derivative suits on behalf of our company, to recover monetary damages against a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior, except as provided above.

Advance Notice of Stockholder Proposals. Our bylaws provide that any CCC stockholder who is a stockholder of record at the time of giving of notice of the annual meeting may propose legally proper business to be voted on by our stockholders at the annual meeting, but only if the stockholder delivers notice of the proposal in writing to our Secretary.  For an annual meeting, the Secretary must receive the notice not less than 60 days nor more than 120 days prior to the first anniversary of the preceding year’s proxy statement for the annual meeting.  In the event that the date of the annual meeting is more than 25 days before or more than 60 days after such anniversary date, notice must be delivered not earlier than the close of business on the 10th day following the day on which the public announcement of the date of such meeting is first made.

Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the company’s notice of meeting.

Such stockholder’s notice shall set forth:

•                  a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder; and

•                  as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder (as they appear on our books), and of such beneficial owner, (ii) the class and number of shares which are owned beneficially and of record by such stockholder and (iii) a representation that such owner intends to appear in person or by proxy at the meeting to propose such business or nomination.

Nomination of Directors.  Our bylaws provide that a CCC stockholder who was a stockholder of record at the time of giving of notice who is entitled to vote at the annual meeting may nominate one or more directors for election, but only if the stockholder delivers timely written notice to our Secretary.  In order to be timely, the Secretary must receive the notice within the same time periods as noted above for the proposal of business at an annual meeting.  The notice must include:

•                  such information concerning each nominee as would be required under SEC rules to be included in a proxy statement soliciting proxies for the election of the nominee as a director (as well as such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), along with a description of all arrangements or understandings between such stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; and

•                  as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made (i) the name and address of such stockholder (as they appear on our books), and of such beneficial owner, (ii) the class and number of shares which are owned beneficially and of record by such stockholder and (iii) a representation that such owner intends to appear in person or by proxy at the meeting to propose such nomination.

In addition, if the number of directors to be elected to the board of directors is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased board of directors at least 70 days prior to the first anniversary of the date of the preceding year’s proxy statement for the annual meeting, a stockholder’s notice will be deemed to be timely received, but only with respect to nominees for any new positions created by such increase, if it is delivered not later than the close of business on the 10th day following the date on which such public announcement is first made by CCC.

For a special meeting, a stockholder  of record at the time of giving of notice who is entitled to vote at the special meeting may nominate one or more persons for election as director, but only if the notice (including the information described above) is received by the Secretary not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the date on which public announcement of the special meeting is made.

Special Meetings of Stockholders. Our bylaws provide that a special meeting of stockholders may be called only by the President or by the board of directors by delivering a written request to the Secretary.

Possible Anti-Takeover Effects.

Section 203 of Delaware Law

We are a Delaware corporation subject to Section 203 of the Delaware General Corporation Law. Section 203 provides that a corporation generally may not engage in any business combination with any interested stockholder for a period of three years following the time that such stockholder became an interested stockholder. Section 203 applies unless:

•                                          prior to the time a stockholder becomes an interested stockholder, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•                                          upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding certain shares); or

•                                          on or after such date the stockholder became an interested stockholder, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

An “interested stockholder” is defined to include:

•                                          any person who owns 15% or more of the outstanding voting stock of the corporation or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the relevant date; and

•                                          the affiliates and associates of any such person.

Section 203 defines a business combination to include:

•                                          any merger or consolidation involving the corporation (or any direct or indirect majority owned subsidiary) and the interested stockholder or with any other corporation, partnership, unincorporated association or other entity if the merger or consolidation is caused by the interested stockholder and as a result of such merger or consolidation the first corporation does not survive;

•                                          any sale, transfer, pledge or other disposition, except proportionaly as a stockholder of the corporation, of 10% or more of the assets of the corporation (or any direct or indirect majority-owned subsidiary)  involving the interested stockholder, whether as part of a dissolution or otherwise;

•                                          certain transactions that result in the issuance or transfer by the corporation (or by any direct or indirect majority-owned subsidiary) of any stock of the corporation (or the subsidiary) to the interested stockholder (except under limited circumstances);

•                                          any transaction involving the corporation (or any direct or indirect majority-owned subsidiary) that increases the proportionate share of the stock of any class or series of the corporation (or of any such subsidiary) beneficially owned by the interested stockholder, except as a result of immaterial changes due to fractional share adjustments or as a result of any purchase or redemption of any shares of stock not caused, directly or indirectly, by the interested stockholder; or

•                                          the receipt by the interested stockholder of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation (or any direct or indirect majority-owned subsidiary).

Under certain circumstances, these provisions could have the effect of delaying, deferring or preventing a change in control of our company during the three-year period or reducing the price that certain investors might be willing to pay in the future for shares of our common stock, although the stockholders may elect to exclude a corporation from the restrictions imposed under Section 203.

Class A Stock

Because the terms of our Class A stock provide for ten votes per share (as compared to our common stock which is entitled to only one vote per share), the issuance of Class A stock by the Company could be used to discourage an unsolicited acquisition proposal by adversely affect the voting power of the holders of the common stock.

Blank Check Preferred Stock

The rights, preferences and privileges of holders of our common stock are subject to, and may be injured by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future. The issuance of preferred stock could have the effect of delaying, deferring or preventing a change of control including transactions in which the stockholders might otherwise receive a premium for their shares over the then current market prices.

Stockholder Rights Plan

The Board of Directors adopted a new Stockholder Rights Plan (“Rights Plan”) in February 2005 designed to guard against (1) coercive and abusive tactics that might be used in an attempt to gain control of the company without paying all stockholders a fair price for their share or (2) the accumulation of a substantial block of stock without offering to pay stockholders a fair control premium. The Rights Plan will not prevent takeovers, but is designed to preserve the Board’s bargaining power and flexibility to deal with third-party acquirers and to otherwise seek to maximize value for all stockholders. The Plan awards one Right for each outstanding share of common stock held by stockholders of record on February 3, 2005 and thereafter. Each right entitles the holder to purchase from the Company one unit of one ten-thousandth of a share of Series A Junior Participating Preferred Stock at a purchase price of $35 per unit. The Rights will be exercisable only if a person or group acquires beneficial ownership of 15% or more of the Company’s outstanding common stock or commences a tender or exchange offer upon consummation of which such person or group would beneficially own 15% or more of the Company’s common stock (“Acquiring Person”). If one of those events occurs, each stockholder (with the exception of the acquiring person or group) can purchase stock of the Company or the acquiring person at a 50% discount. The Rights can be redeemed by the Board of Directors under certain circumstances, in which case the Rights will not be exchangeable for shares.

The purchase rights described above may cause substantial dilution to a person or group that attempts to acquire a substantial number of shares of our common stock without approval of our board of directors.  The Rights will not interfere with any merger or other business combination with a third-party approved by our board of directors, because the board may, at any time prior to a flip-in-date, redeem the rights as described above or amend the rights agreement to render it inapplicable to a specific transaction.

DESCRIPTION OF DEBT SECURITIES

The debt securities will be our direct unsecured general obligations. The debt securities will be either senior debt securities or subordinated debt securities. The debt securities that are sold may be exchangeable for and/or convertible into common stock or any of the other securities that may be sold under this prospectus. The debt securities will be issued under one or more separate indentures between us and a bank or trust company that has its principal office in the U.S., as trustee. Senior debt securities will be issued under a senior indenture. Subordinated debt securities will be issued under a subordinated indenture. Each of the senior indenture and the subordinated indenture is referred to as an indenture. The material terms of any indenture will be set forth in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase our debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts for the purchase or sale of:

•                                          debt or equity securities issued by us or securities of third parties, a basket of such securities, an index or indices of such securities or any combination of the above as specified in the applicable prospectus supplement;

•                                          currencies; or

•                                          commodities.

Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities, currencies or commodities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, currencies or commodities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.

The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or prefunded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under either the senior indenture or the subordinated indenture.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more purchase contracts, warrants, debt securities, shares of Preferred Stock, shares of common stock or any combination of such securities.

DESCRIPTION OF DEPOSITARY SHARES

As specified in the applicable prospectus supplement, we may issue fractional interests in shares of Preferred Stock, rather than shares of Preferred Stock, containing such rights and subject to such terms and conditions as we may specify. If we exercise that option, we will provide for a depositary to issue receipts for depositary shares, each of which will represent a fractional interest in a share of Preferred Stock.  The shares of Preferred Stock underlying the depositary shares will be deposited under a separate deposit agreement between us and a bank or trust company depositary that has its principal office in the U.S. The prospectus supplement will include the name and address of the depositary.

FORMS OF SECURITIES

Each debt security, warrant, unit or depository share will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, warrants or units represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Registered global securities

We may issue the registered debt securities, warrants and units in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, warrant agreement or unit agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, warrant agreement or unit agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, warrant agreement or unit agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to warrants or units, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of CCC, the trustees, the warrant agents, the unit agents or any other agent of CCC, agent of the trustees or agent of the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Securities Exchange Act of 1934, and a successor depositary registered as a clearing agency under the Securities Exchange Act of 1934 is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

PLAN OF DISTRIBUTION

CCC and/or the selling securityholders, if applicable, may sell the securities in one or more of the following ways (or in any combination) from time to time:

•                  through underwriters or dealers;

•                directly to a limited number of purchasers or to a single purchaser; or

•                through agents.

The prospectus supplement will state the terms of the offering of the securities, including:

•                the name or names of any underwriters, dealers or agents;

•                the purchase price of such securities and the proceeds to be received by CCC, if any;

•                any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;

•                any initial public offering price;

•                any discounts or concessions allowed or reallowed or paid to dealers; and

•                any securities exchanges on which the securities may be listed.

Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If we and/or the selling securityholders, if applicable, use underwriters in the sale, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including:

•                negotiated transactions;

•                at a fixed public offering price or prices, which may be changed;

•                at market prices prevailing at the time of sale;

•                at prices related to prevailing market prices; or

•                at negotiated prices.

Unless otherwise stated in a prospectus supplement, the obligations of the underwriters to purchase any securities will be conditioned on customary closing conditions and the underwriters will be obligated to purchase all of such series of securities, if any are purchased.

We and/or the selling securityholders, if applicable, may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment.

We and/or the selling securityholders, if applicable, may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from CCC at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

Underwriters and agents may be entitled under agreements entered into with CCC and/or the selling securityholders, if applicable, to indemnification by CCC and/or the selling securityholders, if applicable, against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters or agents may be required to make. Underwriters and agents may be customers of, engage in transactions with, or perform services for CCC and its affiliates in the ordinary course of business.

Each series of securities other than the common stock, which is listed on the New York Stock Exchange, will be a new issue of securities and will have no established trading market. Any underwriters to whom securities are sold for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The securities, other than the common stock, may or may not be listed on a national securities exchange.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that we file at the SEC’s public reference room at 100 F Street, N.E., Washington D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms.

Our SEC filings are also available to the public from commercial retrieval services and at the website maintained by the SEC at www.sec.gov, and on our website at www.calgoncarbon.com. Reports, proxy statements and other information are also available for inspection at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

We filed a registration statement on Form S-3 to register with the SEC the CCC securities we may offer and sell pursuant to this prospectus. This prospectus is a part of that registration statement. As allowed by SEC rules, this prospectus does not contain all the information you can find in the registration statement or the exhibits to the registration statement. You may obtain copies of the Form S-3 (and any amendments to those documents) in the manner described above.

Incorporation of SEC Filings

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained directly in this prospectus or in a later filed document incorporated by reference in this prospectus. This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about CCC.

CCC’s Annual Report on Form 10-K for the year ended December 31, 2012 filed with the SEC on February 27, 2013;

CCC’s Current Report on Form 8-K filed on March 12, 2013;

The description of our common stock contained in CCC’s Current Report on Form 8-K filed February 16, 1996; and

All documents filed by CCC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act with the SEC from the date of this prospectus.

We will provide to each person to whom a copy of this prospectus is delivered, including any beneficial owner, upon the written or oral request of such person, without charge, a copy of any or all of the documents that are incorporated herein by reference. Requests should be directed to: Calgon Carbon Corporation, P.O. Box 717, Pittsburgh, PA 15230-0717, Attention:  General Counsel, (412) 787-6700.

EXPERTS

The financial statements, and the related financial statement schedule, incorporated in this Prospectus by reference from the Company’s Annual Report on Form 10-K, and the effectiveness of Calgon Carbon Corporation’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses to be borne by the Registrant in connection with the offerings described in this Registration Statement.

Registration filing fee	$	*
Transfer agent and trustee fees and expenses	$	**
Printing	$	**
Accounting fees and expenses	$	**
Legal fees and expenses	$	**
Rating agency fees	$	**
Miscellaneous	$	**

Total	$	**

*          Omitted because the registration fee is being deferred pursuant to Rule 456(b).

**         Not presently known.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

The following summary is qualified in its entirety by reference to the complete text of any statutes referred to below and the Certificate of Incorporation and bylaws of CCC.

Delaware Corporations

Section 145(a) of the Delaware General Corporation Law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

Section 145(b) of the Delaware General Corporation Law states that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which the person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the Delaware Court of Chancery or such other court shall deem proper.

Section 145(c) of the Delaware General Corporation Law provides that to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Section 145(d) of the Delaware General Corporation Law states that any indemnification under subsections (a) and (b) of Section 145 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of Section 145. Such determination shall be made with respect to a person who is a director or officer at the time of such determination (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

Section 145(f) of the Delaware General Corporation Law states that the indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

Section 145(g) of the Delaware General Corporation Law provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of Section 145.

Section 145(j) of the Delaware General Corporation Law states that the indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

Calgon Carbon Corporation

Our bylaws also provide that directors and officers of the company shall be indemnified as of right to the fullest extent permitted by the Delaware General Corporation Law in connection with any actual or threatened civil, criminal, administrative or investigative action, suit or proceeding (whether brought by or in the name of the company or otherwise) arising out of their service to CCC or to another organization at the request of CCC.  Persons who are not directors or officers of CCC, including each person who at the request of CCC has served as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise (individually, including directors or officers of the company) may be similarly indemnified in respect of such service to the extent authorized at any time by the board of directors of CCC.

The Company has also entered into employment agreements with certain of its executive officers, which provide that the Company shall defend and hold harmless such executive officers to the fullest extent permitted by applicable law in connection with any claim, action, suit, investigation or proceeding arising out of or relating to the performance by such executive officer of services for the Company or actions by the executive officer as a director, officer or employee of the Company, or of any other person or enterprise at the request of the Company.

We have also entered into agreements that provide for the indemnification by CCC to the fullest extent permitted by applicable law against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by its officers and directors or on such officers’ and directors’ behalf in connection with any threatened, pending or completed action, suit, arbitration, mediation, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or proceeding, whether brought by or in the right of CCC or a third party and whether  of a civil, criminal, administrative or investigative nature, in which such directors or officers may have been involved as a party by reason of (i) the fact that such indemnities is or was a director or officer of CCC, (ii) any action taken by indemnitee or any action or inaction on indemnitee’s part while acting as a director or officer of CCC, or (iii) the fact that he or she is or was serving at the request of CCC as a director, trustee, officer, general partner, managing member, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, trust, limited liability company or other enterprise, provided that such indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of CCC and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful.

The registrant also maintains directors and officers insurance to insure such persons against certain liabilities.

ITEM 16. EXHIBITS

1.1	Form of Underwriting Agreement	*
3.1	Restated Certificate of Incorporation	(a)
3.2	Amended and Restated By-laws of the Company	(b)
4.1	Rights Agreement, dated as of January 27, 2005	(c)
4.2	Amendment No. 1 to Rights Agreement by and between Calgon Carbon Corporation and Registrar and Transfer Company dated December 18, 2012	(d)
4.3	Amendment No. 2 to Rights Agreement by and between Calgon Carbon Corporation and Registrar and Transfer Company dated March 11, 2013	(e)
4.3	Form of Senior Debt Indenture	(f)
4.4	Form of Subordinated Debt Indenture	(f)
4.5	Form of Senior Note (included in Exhibit 4.3)	*
4.6	Form of Subordinated Note (included in Exhibit 4.4)	*
4.7	Form of Warrant Agreement	*
4.8	Form of Warrant Certificate	*
4.9	Form of Purchase Contract Agreement	*
4.10	Form of Purchase Certificate	*
4.11	Form of Unit Agreement	*
4.12	Form of Unit Certificate	*
4.13	Form of Depository Share Agreement	*
4.14	Form of Depository Certificate	*
4.15	Specimen Common Stock Certificate	*
4.26	Specimen Preferred Stock Certificate	*
5.1	Opinion of Counsel	(f)
23.1	Consent of Deloitte & Touche LLP	(f)
23.4	Consent of Counsel (included in Exhibit 5.1)	(f)
24.1	Power of Attorney (included in signature pages)	(f)
25.1	Form T-1 — Statement of Eligibility Under Trust Indenture Act of 1939	*

(a) Incorporated herein by reference to Exhibit 3.1 to the Company’s report on Form 10-Q filed for the fiscal quarter ended June 30, 2009 (File No. 001-10776).

(b) Incorporated herein by reference to Exhibit 10.1 to the Company’s report on Form 8-K filed December 19, 2011 (File No. 001-10776).

(c) Incorporated herein by reference to Exhibit 4.1 to the Company’s report on Form 10-Q for the quarter ended September 30, 2012 (File No. 001-10776).

(d)  Incorporated herein by reference to Exhibit 10.1 to the Company’s report on Form 8-K filed December 21, 2012 (File No. 001-10776).

(e)  Incorporated herein by reference to Exhibit 4.1 to the Company’s report on Form 8-K filed March 12, 2013 (File No. 001-10776).

(f) Filed herewith.

*  To be filed, if necessary, by amendment or as an exhibit to a Current Report on Form 8-K.

ITEM 17. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made of securities registered hereby, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15 (d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on May 7, 2013.

CALGON CARBON CORPORATION

By:	/s/ Richard D. Rose
Richard D. Rose, Senior Vice President,
General Counsel and Secretary

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard D. Rose and Jessica E. Underwood, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below as of May 7, 2013 by the following persons in the capacities indicated:

Signature	Title

/s/ Randall S. Dearth	President and Chief Executive Officer
Randall S. Dearth	(Principal Executive Officer)

/s/ Stevan R. Schott	Chief Financial Officer
Stevan R. Schott	(Principal Financial Officer and Principal Accounting Officer)

/s/ Seth E. Schofield	Chairman
Seth E. Schofield

/s/ J. Rich Alexander	Director
J. Rich Alexander

/s/ William J. Lyons	Director
William J. Lyons

/s/ William R. Newlin	Director
William R. Newlin

/s/ Julie S. Roberts	Director
Julie S. Roberts

/s/ Timothy G. Rupert	Director
Timothy G. Rupert

/s/ Louis S. Massimo	Director
Louis S. Massimo

/s/ Donald C. Templin	Director
Donald C. Templin

INDEX TO EXHIBITS

1.1	Form of Underwriting Agreement	*
3.1	Restated Certificate of Incorporation	(a)
3.2	Amended and Restated By-laws of the Company	(b)
4.1	Rights Agreement, dated as of January 27, 2005	(c)
4.2	Amendment No. 1 to Rights Agreement by and between Calgon Carbon Corporation and Registrar and Transfer Company dated December 18, 2012	(d)
4.3	Amendment No. 2 to Rights Agreement by and between Calgon Carbon Corporation and Registrar and Transfer Company dated March 11, 2013	(e)
4.3	Form of Senior Debt Indenture	(f)
4.4	Form of Subordinated Debt Indenture	(f)
4.5	Form of Senior Note (included in Exhibit 4.3)	*
4.6	Form of Subordinated Note (included in Exhibit 4.4)	*
4.7	Form of Warrant Agreement	*
4.8	Form of Warrant Certificate	*
4.9	Form of Purchase Contract Agreement	*
4.10	Form of Purchase Certificate	*
4.11	Form of Unit Agreement	*
4.12	Form of Unit Certificate	*
4.13	Form of Depository Share Agreement	*
4.14	Form of Depository Certificate	*
4.15	Specimen Common Stock Certificate	*
4.26	Specimen Preferred Stock Certificate	*
5.1	Opinion of Counsel	(f)
23.1	Consent of Deloitte & Touche LLP	(f)
23.4	Consent of Counsel (included in Exhibit 5.1)	(f)
24.1	Power of Attorney (included in signature pages)	(f)
25.1	Form T-1 — Statement of Eligibility Under Trust Indenture Act of 1939	*

(a) Incorporated herein by reference to Exhibit 3.1 to the Company’s report on Form 10-Q filed for the fiscal quarter ended June 30, 2009 (File No. 001-10776).

(b) Incorporated herein by reference to Exhibit 10.1 to the Company’s report on Form 8-K filed December 19, 2011 (File No. 001-10776).

(c) Incorporated herein by reference to Exhibit 4.1 to the Company’s report on Form 10-Q for the quarter ended September 30, 2012 (File No. 001-10776).

(d)  Incorporated herein by reference to Exhibit 10.1 to the Company’s report on Form 8-K filed December 21, 2012 (File No. 001-10776).

(e)  Incorporated herein by reference to Exhibit 4.1 to the Company’s report on Form 8-K filed March 12, 2013 (File No. 001-10776).

(f) Filed herewith.

*  To be filed, if necessary, by amendment or as an exhibit to a Current Report on Form 8-K.